Exhibit 99.1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 6)*

Delek US Holdings, Inc.
(Name of Issuer)

Common Stock, par value $.01 per share
(Title of Class of Securities)

24665A103
(CUSIP Number)

Jesse A. Lynn, Esq.
General Counsel
Icahn Enterprises L.P.
16690 Collins Avenue, Suite PH-1
Sunny Isles Beach, FL 33160
(305) 422-4131

(Name, Address and Telephone Number of Person Authorized to
Receive Notices and Communications)

April 8, 2021
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Section 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box / /.

NOTE: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d-7 for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

SCHEDULE 13D

Item 1. Security and Issuer

    The Schedule 13D filed with the Securities and Exchange Commission on March 19, 2020 (the “Schedule 13D”), by CVR Energy, Inc., IEP Energy LLC, IEP Energy Holding LLC, American Entertainment Properties Corp., Icahn Building LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp. and Carl C. Icahn (collectively, the “Reporting Persons”), with respect to the shares of common stock, par value $0.01 per share (“Shares”), of Delek US Holdings, Inc. (the “Issuer”), is hereby amended to furnish the additional information set forth herein. All capitalized terms contained herein but not otherwise defined shall have the meanings ascribed to such terms in the Schedule 13D.

Item 4.    Purpose of Transaction

Item 4 of the Schedule 13D is hereby amended to add the following at the end thereof:

On April 8, 2021, CVI filed a complaint in the Court of Chancery of the State of Delaware seeking that the Court permit CVI to inspect the books and records of Delek and grant other relief, including reasonable attorneys’ fees and costs incurred in connection with the action, a copy which is filed herewith as an exhibit and incorporated herein by reference.

Item 7. Material to be Filed as Exhibits

1. Complaint filed by CVR Energy, Inc. against Delek US Holdings, Inc. on April 8, 2021 in the Court of Chancery of the State of Delaware.

ADDITIONAL INFORMATION

CVR ENERGY, INC. AND AFFILIATES HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND MAILED TO THE STOCKHOLDERS OF DELEK US HOLDINGS, INC., A DEFINITIVE PROXY STATEMENT AND A GOLD PROXY CARD IN CONNECTION WITH THEIR SOLICITATION OF PROXIES FOR USE AT THE 2021 ANNUAL MEETING OF STOCKHOLDERS OF DELEK US HOLDINGS, INC. SECURITY HOLDERS OF DELEK US HOLDINGS, INC. ARE ADVISED TO READ THE PROXY STATEMENT AND RELATED MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATED TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION.

COPIES OF THE DEFINITIVE PROXY STATEMENT AND GOLD PROXY CARD ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY CVR ENERGY, INC. AND AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 2021.

SIGNATURE

After reasonable inquiry and to the best of each of the undersigned knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: April 8, 2021

CVR ENERGY, INC.

By:    /s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: Executive Vice President and Chief Financial Officer

IEP ENERGY LLC
By: IEP Energy Holding LLC
By: American Entertainment Properties Corp., its sole member

By:    /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

IEP ENERGY HOLDING LLC
By: American Entertainment Properties Corp., its sole member

By:    /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

AMERICAN ENTERTAINMENT PROPERTIES CORP.

By:    /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

ICAHN BUILDING LLC
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner

By:    /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner

By:    /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

ICAHN ENTERPRISES G.P. INC.

By:    /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

BECKTON CORP.

By:    /s/ Irene March
Name: Irene March
Title: Vice President

/s/ Carl C. Icahn_____________
CARL C. ICAHN

[Signature Page of Amendment No. 6 to Schedule 13D – Delek US Holdings, Inc.]

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
CVR ENERGY INC., Plaintiff, v. DELEK US HOLDINGS, INC., Defendant.	) ) ) ) ) ) ) ) )	C.A. No. ________________

VERIFIED COMPLAINT PURSUANT TO 8 DEL. C. § 220

Plaintiff CVR Energy Inc. (“CVI”), upon knowledge as to itself, and upon information and belief as to all other matters, allege for its Verified Complaint as follows:
I.Introduction.
1.This is an action to inspect certain books and records of Delek US Holdings, Inc. (together with its subsidiaries “Delek”). Those books and records relate to Delek’s extraordinary double-compensation structure that provided its CEO, Ezra Uzi Yemin (“Yemin”), with compensation that was far larger than the already eye-popping compensation that Delek admitted to in its proxy statements. Yemin is a poster boy for all that is wrong with corporate governance in America.
2.Prior to 2013, Delek had been a subsidiary of an Israeli company. In that year, Delek technically became independent and instead of heading a subsidiary company, Yemin became his own boss—which he almost immediately started turning into a highly lucrative position. According to Delek’s proxy statements, between 2013 and 2020, Yemin received over $53 million dollars of compensation for eight years of service. That works out to be about $6.6 million dollars a year—a huge amount for a smallish oil-refining company that is noted for having high overhead (caused in part by Mr. Yemin’s extraordinary compensation).
3.Had this been all, it would have been bad enough, but at least this information was disclosed in Delek’s proxy statements. What the proxy statements did not disclose, however, is that Yemin was getting an entirely separate stream of compensation from a subsidiary of Delek. Specifically, in addition to his normal compensation, Yemin was granted what eventually became a 5% interest in the general partner of Delek’s subsidiary, Delek Logistics Partners, LP (“Logistics”). Logistics is a publicly traded limited partnership whose ultimate parent is Delek.
4.The reasons why Yemin was granted that interest are unclear, given the extraordinary existing compensation he was already receiving for his service as Chairman of the Board, President and Chief Executive Officer of both Delek and Logistics. Nonetheless, the total amount paid to Yemin because of that GP interest gave him an approximate 50% addition to his already sky-high pay, until Delek bought his interest out in 2020 for approximately $21.4 million. From 2013 to date, Yemin’s total compensation—including GP cash distributions over the years and a payout of nearly $21.4 million—appears to have been close to $81 million. To find the numbers on his pay-outs for Logistics, however, one needs to parse through, and make inferences from, Logistic’s documents because Delek itself does not provide that information. It is not listed in the compensation tables in Delek’s own proxy statements, or even in the proxy disclosures for Logistics. One can see, of course, why Yemin would prefer such a result. Showing stockholders of a relatively small company that has not performed particularly well, that its CEO’s average total compensation per year was over $10 million might have ignited an immediate stockholder rebellion, and stockholder rebellions tend to terminate gravy trains.
5.All of this raises severe questions both as to whether Delek’s board of directors and Yemin have been acting in a manner consistent with their fiduciary duties, and whether the current directors are competent or even knew what Yemin’s total compensation has been.
6.On March 1, 2021, CVI delivered to Delek a demand letter pursuant to § 220 of the Delaware General Corporation Law (the “DGCL”), seeking certain books and records relating to Yemin’s compensation and conflicted transactions between Delek and Logistics, in order to (1) investigate potential breaches of fiduciary duties by Yemin and other directors; and (2) communicate any such information (to the extent that its disclosure would not harm Delek) to other stockholders to allow them to come to their own conclusions about the conduct of Yemin and present directors. A copy of that letter is attached hereto as Exhibit A.
7.On March 9, 2021, Delek responded by denying access to the requested books and records and stating that “[i]f CVI delivers to Delek a revised demand letter that complies with all of Section 220’s requirements, Delek will consider it in due course.” A copy of that letter is attached as Exhibit B.
8.On March 30, 2021, CVI delivered to Delek a revised demand letter. That letter, among other things, added in the amount of Yemin’s direct compensation for 2020, which had not been available at the time of the March 1st letter (Ex. C), as Delek had not yet filed its 2021 proxy statement at the time CVI delivered the March 1st letter. To be clear, Delek’s 2021 proxy statement made no attempt whatsoever to remedy the egregious disclosure deficiencies that CVI now seeks to investigate by means of its demand letters and this complaint. Delek responded on April 6, 2021 again rejecting the demand. (Ex. D). Prior to making the second demand, CVI publicly informed Yemin of its desire to see if the demand could be worked out, but Delek refused. Yemin appears to be absolutely determined that additional information about his compensation not become public and is willing to freely spend Delek’s money on lawyers to prevent that from happening.

II.    The Parties.
9.The plaintiff is a publicly traded holding company, a majority of which stock is owned by affiliates of Icahn Enterprises, LP, which in turn is an affiliate of Mr. Carl C. Icahn. CVI is the record holder of 100 shares of the Delek’s common stock (“Common Stock”), and the beneficial holder of 10,911,880 shares of Common Stock (including the 100 shares of Common Stock of which CVI is the stockholder of record and 372,000 shares of Common Stock underlying a forward contract). CVI is currently conducting a proxy contest to elect three truly independent and competent directors to Delek’s board. CVI is not seeking to take control of Delek. Rather it believes that a truly independent board that takes back control of Delek from Yemin’s current “iron fist” style of rule will be able to greatly increase the value of Delek and hence its stock price. It should be noted that no members of CVI’s board or management or their affiliates would, as a result of CVI’s proxy contest, be on Delek’s board – nor would any such individuals have access to any confidential information of Delek. CVI is aware that this action might not be resolved before Delek’s 2021 annual meeting that is currently scheduled for May but believes that Delek’s shareholders will benefit tremendously even if they gain access to these documents after the annual meeting because such disclosure would deter Yemin and his cronies on the Board from awarding similar undisclosed gifts in the future.

10.Delek is a “downstream”1 energy company focused on petroleum refining, logistics, and convenience store retailing. Delek currently owns an 80.0% limited partner interest and a non-economic general partner interest in Logistics, a publicly traded master limited partnership that Delek formed in April 2012.  According to Delek’s Annual Report for fiscal year ending December 31, 2020: “As the indirect owner of the general partner of Delek Logistics, we have the ability to direct the activities of this entity that most significantly impact its economic performance. We are also considered to be the primary beneficiary for accounting purposes for this entity and are Delek Logistics’ primary customer.” In other words, Delek controls Logistics.
III.    Relevant Facts.

11.Between 2013 and 2020, Yemin profited immensely from a double compensation structure through which he enjoyed an inexplicably high salary from Delek and a lucrative ownership interest in Logistics. Yemin further benefitted through perquisites and reimbursements doled out by Delek during this timeframe, culminating in a buyout of his 5% interest in 2020 for nearly $21.4 million.
12.The following table lists Yemin’s stated compensation from Delek and Logistics between 2013 and 2020:
1 In the energy business, “upstream” companies are those that explore for and produce oil and gas. “Downstream” companies refine and market those products.

Yemin’s Stated Compensation 2013-20202

2020	2019	2018	2017	2016	2015	2014	2013	Total
6,771,657	9,060,908	2,993,948	12,168,871	4,157,775	4,766,080	6,413,840	7,447,985	53,781,064

13.In 2020, Yemin received a $6.7 million salary even after a stated voluntary 35% reduction in base compensation in response to challenges faced by Delek due to the Covid-19 pandemic.
14. This, however, was not all of Yemin’s compensation—it is only what Delek disclosed to its stockholders in its annual proxy statements. For reasons that are not readily apparent, Yemin was also given a highly lucrative ownership interest in Logistics, despite the obvious conflict of interest that presented. The GP interest started at 1% and rapidly increased to 5%--perhaps to put Yemin on par with the infamous Calouste Gulbenkian—known worldwide in the first half of the twentieth century as “Mr. 5%” for the percentage interest he was able to gain for himself in other people’s Middle Eastern oilfields.
15.The payments from Yemin’s GP interest also rapidly increased over time:

	2020	2019	2018	2017	2016	2015	2014	2013	Total
Yemin’s Interest	5%	5%	5%	5%	4.75%	4.25%	3.75%	3.00%
Payments to Yemin	22,319,900	1,674,600	1,288,850	939,850	590,758	213,053	70,613	23,550	27,121,174

2 Delek’s proxy statement for 2013 reported $1836 in compensation for Mr. Yemin’s general partnership interest in Logistics. To avoid a possible double count, that amount is excluded from this table.

16.Standing alone, these payments to Yemin were outrageous. He was already receiving an enormous pay package as Delek’s CEO, and there was no reason that he should have also been given an equity interest in Logistic’s general partner as if he were another Gulbenkian. Moreover, during this time, Delek dropped significant assets down to Logistics at what appear to be excessively low multiples. This, in turn, increased Logistics’ operating cash flow, of which Yemin received 5% of the general partner’s approximate 30% share. Thus, as Delek’s very own Mr. 5%, Yemin received a direct cash reward for any value transferred by Delek to Logistics. It was a direct—but highly lucrative—conflict of interest for Mr. Yemen.
17.In 2020, Delek finally appears to have realized that the way it was compensated as Logistics’ general partner (“GP”) worked against its own long-term interests, and in August Delek and Logistics agreed to a transaction that eliminated the GP’s financial interests in Logistics in exchange for a bigger share of the limited partner interest.
18.At the same time, for reasons unknown, Yemin’s 5% GP interest was bought out by some entity within the Delek structure for approximately $21.4 million. Why he did not receive limited partner interests as Delek itself did is also unknown. But, what is known is that the price paid to Yemin was staggeringly high. Indeed, it appears that the total amount that Yemin paid for that GP interest in the first place was $1.7 million—and that purchase price made up of LP units that previously had been given to him by Logistics. In essence, Yemin received the 5% in a very Gulbenkian manner—he got it for free.3 It is not clear why Yemin should have received any amount for the GP interest given the conflict involved with it. Nor, apparently, was the price established by ordinary commercial bargaining. If that had occurred, Yemin’s 5% interest would have been subject to, at a minimum, the normal minority and lack of marketability discounts that inhere to illiquid minority interests.
19.Instead, it appears that Yemin was simply given what he wanted by someone, which presumably was a supine board of directors. Counting Yemin’s GP cash distributions over the years and his payout of nearly $21.4 million in 2020, Yemin’s total compensation from 2013 to date has been close to $81 million. In short, Yemin reaped an extra 50% through his 5% GP interest in Logistics. Even Calouste Gulbenkian would have been envious of this extraordinary double-compensations structure.
20.In order to investigate potential breaches of fiduciary duties or other wrongdoing in connection with the exorbitant payments Delek has made to Yemin, CVI believes it is necessary to gain additional information. It also would like to potentially share the information it obtains (to the extent disclosure would not harm
3 In December 2012, Logistics awarded Mr. Yemin 244,883 common units, which had a grant date fair value of $5,546,600 at $22.65 per unit.

Delek) with other stockholders—and perhaps the Board of Directors, particularly if CVI’s new—actually independent and competent—directors are elected.
IV.    Documents Sought and Plaintiff’s Purpose.
21.The Demand Letter lists the following documents:
(1)Documents sufficient to establish the total payments made by Delek or its affiliates to Yemin for each year from 2012 until the present (if such payments differ from the totals set forth on Delek’s yearly proxy statements).

(2)Documents sufficient to establish the total payments made to Yemin for each year from 2012 to the present for his interest in Logistics’ general partner.

(3)Documents sufficient to establish the economic terms of each drop down of assets to Logistics since January 1, 2018.

(4)Documents sufficient to establish the consideration by the board of directors and/or any committee thereof from January 1, 2018 of any of the subjects listed in categories 1-3 above.

(5)Documents sufficient to establish the consideration by the board of directors and/or any committee thereof from 2012 until the present of the effect that Yemin’s 5% interest might have on (i) Yemin’s other compensation; (ii) Yemin’s incentives; and (iii) the conduct of Delek’s business.

(6)Documents sufficient to establish the reasons for the August 2020 repurchase of Yemin’s general partner interest, the considerations given for the pricing of the repurchase, and in particular any board or committee minutes discussing such matters.

(7)Documents sufficient to establish the reasons why Yemin was initially granted the 5% general partner interest and all board of directors and committee discussions about such grant, and any other equity awards granted to Yemin.

(8)Documents sufficient to establish the amount of Yemin’s perquisites and expenses reimbursed by Delek from 2018 until the present including but not limited to any rental expenses, expenses for private airplanes and expenses for travel outside the United States.

(9)Any fairness opinions or materials related to conflicted transactions between Delek and Logistics, including materials held by Delek’s Board or its Audit Committee, or the Conflicts Committee of Logistics’ general partnership.

(10)Any Logistics board of directors and committee materials discussing Yemin’s compensation.

22.The Plaintiff’s purpose in demanding to review the books and records sought is to: (i) allow CVI to gain access to more detailed information than exists in the public record to allow it to determine whether, as seems likely, Yemin and perhaps the other current directors have breached their fiduciary duties to Delek; and (ii) provide such information (to the extent that its disclosure would not harm Delek) to the other stockholders to allow them to make their own decisions about the conduct of Yemin and the present directors.
23.Plaintiff also reserves the right to bring appropriate litigation based on the documents, although that is not its preferred course of action. CVI believes that litigation is often an inefficient way to deal with breaches of fiduciary duty and/or incompetence and mismanagement, and for that reason is currently pursuing its proxy contest, CVI reserves the right to bring action for any fiduciary breaches or other wrongdoing that it might uncover. To the extent that CVI might lack standing to challenge some of those breaches, CVI seeks to provide such information to other stockholders who would have standing.
24.In addition, while CVI believes that making a demand on the current board of directors would probably be an exercise in futility, it hopes that a new board with three new independent directors elected in the current proxy contest might be able to act in an independent and disinterested manner and use the documents uncovered by CVI to launch its own investigation on what went wrong here. How did a CEO transform himself into a mini-Calouste Gulbenkian? Did the directors who allowed that transformation have any understanding of the economic consequences of the transformation or were they duped by Yemin? Clearly having the board itself investigate suspected breaches of duty and mismanagement is the best approach, but it is likely that the board would need a documentary record to do so.
25.CVI has informed Delek that it is willing to enter into a standard confidentiality order before engaging in its inspection and will not release any confidential documents to third parties without approval of either Delek or the Court of Chancery of the State of Delaware or another court of competent jurisdiction.

V. Conclusion.
Wherefore, the Plaintiff respectfully requests that the Court permit the Plaintiff to inspect the above-listed books and records of Delek and grant such other relief as is just, including reasonable attorneys’ fees and costs incurred in pursuing this action.

ASHBY & GEDDES

/s/ Stephen E. Jenkins

Stephen E. Jenkins (#2152)
Richard D. Heins (#3000)
500 Delaware Avenue, 8th Floor
P.O. Box 1150
Wilmington, DE 19899
Phone: (302) 654-1888

Attorneys for Plaintiff CVR Energy Inc.

Dated: April 8, 2021

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